HECLA MINING COMPANY
NYSE: HL
Exhibit 99.2
GOLD FORUM AMERICAS
September 2023

GUIDANCE – STRONG SILVER PRODUCTION GROWTH

Consolidated Production Outlook

	Silver Production (Moz)	Gold Production (Koz)		Silver Equivalent (Moz)		Gold Equivalent (Koz)	
		Previous	Current	Previous	Current	Previous	Current
2023 Total	14.5 - 15.5**	160 - 170	140 - 160	40.0 – 43.0	36.5 – 39.0	505 - 535	440 - 470
2024 Total	17.5 - 18.5	145 - 161	105 - 125	42.5 - 44.5	38.5 - 41.5	510 - 540	465 - 505
2025 Total	18.5 - 20.0	142 - 161.5	100 - 115	41.0 - 44.0	38.0 - 41.0	495 - 535	460 - 495

2023 Consolidated Cost Outlook*

	Costs of Sales (million)		Cash cost, after by-product credits, per silver/gold ounce[3]		AISC, after by-product credits, per produced silver/gold ounce[4]	
	Previous	Current	Previous	Current	Previous	Current
Total Silver	413	416	$2.50 - $3.00	$3.00 - $4.00	$10.25 - $11.50	$10.25 - $11.50
Total Gold	220	215	$1,450 - $1,550	$1,750 - $1,950	$1,975 - $2,050	$2,000 - $2,250

2023 Capital and Exploration Outlook

(millions)	Previous	Current	Previous - Sustaining	Current - Sustaining	Previous - Growth	Current - Growth
Capital expenditures	$190 - $200	$225 - $235	$130 - $137	$114 - $119	$60 - $63	$111 - $116
Exploration & Pre-development expenditures	$32.5	$32.5				
Keno Hill Ramp Up Costs	$9	$13				

Exhibit 99.2

* Production and cost outlook by mine available in the appendix
** 2023 reflects Lucky Friday's operations suspended from August – December 2023. Lucky Friday has produced 3Moz from January – July 2023.

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HECLA MINING COMPANY
NYSE: HL

GOLD FORUM AMERICAS
September 2023

GUIDANCE – PRODUCTION AND COSTS BY OPERATION

2023 Production Outlook

	Silver Production (Moz)		Gold Production (Koz)		Silver Equivalent (Moz)[4]		Gold Equivalent (Koz)[4]	
	Previous	Current	Previous	Current	Previous	Current	Previous	Current
2023 Greens Creek *	9.0 - 9.5	9.0 - 9.5	50 - 55	55 - 65	21.0 - 22.0	21.5 - 22.5	255 - 265	255 - 270
2023 Lucky Friday *	4.5 – 5.0	3.0	N/A	N/A	8.5 - 9.0	5.5	105 - 110	65
2023 Casa Berardi	N/A	N/A	110 - 115	85 - 95	9.0 - 9.5	7.0 - 8.0	110 - 115	85 – 95
2023 Keno Hill *	2.5 - 3.0	2.5 - 3.0	N/A	N/A	2.5 - 3.0	2.5 - 3.0	35 - 40	35 - 40
2023 Total	16.0 – 17.5	14.5 – 15.5	160 - 170	140 - 160	41.0 - 44.5	36.5 – 39.0	505 - 535	440 - 470

2023 Consolidated Cost Outlook

	Cost of Sales (million)		Cash cost, after by-product credits, per silver/gold ounce[3]		AISC, after by-product credits, per produced silver/gold ounce[3]	
	Previous	Current	Previous	Current	Previous	Current
Greens Creek	245	245	$0.00 - $0.25	$0.00 - $0.50	$6.00 - $6.75	$5.25 - $5.75
Keno Hill	40	40	$11.00 - $13.50	$11.00 - $13.50	$12.25 - $14.75	$12.25 - $14.75
Total Silver	413	416	$2.50 - $3.00	$3.00 - $4.00	$10.25 - $11.50	$10.25 - $11.50
Casa Berardi	220	215	$1,450 - $1,550	$1,750 - $1,950	$1,975 - $2,050	$2,000 - $2,250

2023E Capital and Exploration Outlook

(millions)	Previous	Current	Current - Sustaining	Current - Growth
Capital expenditures	$190 - $200	$225 - $235	$114 - $119	$111 - $116
Greens Creek	$49 - $52	$47 - $50	$43 - $45	$4 - $5
Lucky Friday	$48 - $51	$59 - $62	$34 - $36	$25 - $26
Casa Berardi	$51 - $53	$72 - $74	$36 - $37	$36 - $37
Keno Hill	$42 - $44	$47 - $49	$0.50 - $1	$46.50 - $48
Exploration & Pre-development expenditures	$32.50	$32.50		
Keno Hill Ramp Up Costs	$9	$13		

Exhibit 99.2

* Equivalent ounces include lead and zinc production

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